                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                WPI GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

                                WPI GROUP, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

[WPI LOGO] GROUP, INC.
           The WPI Family of Companies

           1155 ELM STREET
           MANCHESTER, NH 03101
           USA

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD FEBRUARY 12, 1997



TO THE SHAREHOLDERS:

The annual meeting of shareholders of WPI Group, Inc. will be held at the Company's corporate headquarters at 1155 Elm Street, Manchester, New Hampshire, on Wednesday, February 12, 1997 at 10:00 a.m., local time, for the following purposes:

     1.   To elect seven directors to the Board of Directors.

     2. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed December 5, 1996 as the record date for determining the holders of Common Stock entitled to notice of and to vote at the meeting.


                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              Michael B. Tule,  Secretary


December 12, 1996

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

ON BEHALF OF THE BOARD OF DIRECTORS WE URGE YOU TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.

--------------------------------------------------------------------------------

                                 WPI GROUP, INC.

                                 PROXY STATEMENT

                                  INTRODUCTION


The accompanying proxy is solicited by the Board of Directors of WPI Group, Inc., 1155 Elm Street, Manchester, New Hampshire 03101 (the "Company"). Copies of this Proxy Statement and the accompanying proxy are being mailed on or about December 12, 1996 to the holders of record of the Common Stock on December 5, 1996 (the "Record Date"). The proxy may be revoked by a shareholder at any time prior to its use by giving notice of such revocation to the Secretary of the Company, by appearing at the meeting and voting in person or by returning a later dated proxy. The expense of this solicitation shall be paid by the Company. Some of the officers and regular employees of the Company may solicit proxies personally and by telephone.

Proxies will be voted in accordance with stockholders' directions. If no directions are given, proxies will be voted in favor of the seven persons named as nominees under the caption "Election of Directors". There is no reason to believe that any nominee for director will not be a candidate or unwilling to serve, but if either event occurs it is intended that the shares represented by the proxies will be voted for any substitute nominee designated by the Board of Directors.

At the meeting, each stockholder will be entitled to one vote for each share of stock standing in his or her name on the books of the Company at the close of business on the Record Date.

The Company had 5,952,922 shares of Common Stock outstanding on the Record Date. The presence at the meeting in person or by proxy of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum.


                               BOARD OF DIRECTORS

The Board of Directors held eight meetings during the last fiscal year. Each of the directors attended 75% or more of the aggregate total number of Board meetings and total number of meetings of Committees on which the director served. There are two committees of the Board, the Audit Committee and the Stock Option/Compensation Committee. The Audit Committee, consisting of Peter D. Danforth, Paul G. Giovacchini and Robert C. McCray held three meetings during the last fiscal year. The Audit Committee reviews the scope of and the results of the audit by the independent public accountants, makes recommendations to the Board as to the selection of independent public accountants for each fiscal year, and reviews the adequacy of the Company's internal accounting and financial controls. The Stock Option/Compensation Committee, consisting of Paul
G. Giovacchini, Irving Gutin and Bernard H. Tenenbaum held four meetings during the last fiscal year. The Stock Option/Compensation Committee is responsible for reviewing and making recommendations to the Board on matters concerning the administration of the employee incentive plans and the compensation of executive officers of the Company. The Company does not have a nominating committee.

Directors serve for one year and thereafter until their successors are duly elected and qualified. Directors who are not employees of the Company receive an annual fee of $14,000 and $250 for each committee meeting attended; committee chairmen receive an additional $500 annual fee for each committee they chair. Officers serve at the discretion of the Board of Directors. Mr. Foster and Mr. Deegan do not receive any directors' fees.

                     MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of
December 5, 1996 by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors; and (iii) all directors and officers of the Company as a group:
                                               NUMBER OF SHARES
NAME AND ADDRESS                              BENEFICIALLY OWNED               PERCENTAGE BENEFICIALLY OWNED
----------------                              ------------------               -----------------------------
Michael Foster (1)                                 653,506                                   11%
1155 Elm Street
Manchester, NH 03101

Dennis M. Deegan (2)                                71,000                                  1.2%
1155 Elm Street
Manchester, NH 03101

Paul G. Giovacchini (3)                            181,254                                    3%
55 Ferncroft Road
Danvers, MA 01923

Peter D. Danforth                                     --                                     --
21 Old Coach Road
New London, NH 03257

Robert C. McCray (4)                                51,340                                    *
Pine Valley Mill Building
Box 130
Milford, NH 03055

Irving Gutin                                         7,140                                    *
One Tyco Park
Exeter, NH 03833-1108

Bernard H. Tenenbaum                                 1,820                                    *
2530 U.S. Highway 130
Cranbury, NJ 08512

All executive officers and directors             1,010,574                                   17%
as a group
(11 persons) (5)

---------------------------------------------------------------------------------------------------------
 *   Less than one percent

(1)  Includes 41,110 shares of the Company's common stock which Mr. Foster has the right to acquire within
     60 days of the date hereof pursuant to the exercise of stock options.

(2)  Includes 55,000 shares of the Company's common stock which Mr. Deegan has the right to acquire within
     60 days of the date hereof pursuant to the exercise of stock options.

(3)  Mr. Giovacchini may be deemed the beneficial owner of these shares as a result of his position as
     Senior Investment Manager of Signal Capital Corporation. However, Mr. Giovacchini disclaims beneficial ownership of such shares.

(4)  Includes 3,300 shares owned by Mr. McCray's wife. Mr. McCray disclaims beneficial ownership of such shares.

(5)  Includes 115,610 shares of the Company's Common Stock which certain officers and directors have a right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of officers and directors as a group.

                              ELECTION OF DIRECTORS

                                (ITEM 1 ON PROXY)


Seven directors are to be elected at the Meeting to serve one-year terms until the 1998 annual meeting of shareholders and until their respective successors are elected and shall qualify. The persons named in the accompanying proxy intend to vote for the election of Michael Foster, Dennis M. Deegan, Peter D. Danforth, Paul G. Giovacchini, Irving Gutin, Robert C. McCray and Bernard H. Tenenbaum unless authority to vote for one or more of such nominees is specifically withheld in the proxy. The Board of Directors is informed that all nominees are willing to serve as directors, but if any of them should decline to serve or become unavailable for election as a director at the meeting, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors accordingly.

The following table sets forth, as of December 5, 1996, information as to the nominees, including their recent employment, positions with the Company, other directorships and age.

                               OFFICER OR
NAME                    AGE    DIRECTOR SINCE     POSITION WITH THE COMPANY
----                    ---    --------------     -------------------------

Michael Foster          61     1988               Chairman of the Board of
                                                  Directors and Chief Executive
                                                  Officer

Dennis M. Deegan        52     1996               Director, President and
                                                  Chief Operating Officer

Peter D. Danforth       63     1990               Director

Paul G. Giovacchini     39     1990               Director

Irving Gutin            64     1994               Director

Robert C. McCray        70     1988               Director

Bernard H. Tenenbaum    41     1994               Director

Michael Foster, Chairman of the Board of Directors and Chief Executive Officer of the Company since 1988, led the management buy-out of the Company from Walker Magnetics Group, Inc. in October 1988.

Dennis M. Deegan has been a Director of the Company, and has been President and Chief Operating Officer since June 1996. Mr. Deegan served as Executive Vice President, Treasurer and Chief Financial Officer of the Company from 1988 to June 1996.

Peter D. Danforth has been a Director of the Company since August 1990. Mr. Danforth is the founder and proprietor of Danforth & Company, a New Hampshire-based investment advisory firm and is a general partner of Kearsarge Ventures, Ltd., a New Hampshire based investment limited partnership.

Paul G. Giovacchini has been a Director of the Company since September 1990. Mr. Giovacchini has been a Senior Investment Manager for Signal Capital Corporation, a Massachusetts-based investment firm, since August 1990. Since 1995, Mr. Giovacchini has also been a partner of Seacoast Capital Partners, L.P., a federal licensee under the Small Business Investment Act of 1958.

Irving Gutin has been a Director of the Company since February 1994. Mr. Gutin has been Senior Vice President of Tyco International, Ltd., formerly Tyco Laboratories, Inc., a New Hampshire-based international manufacturer of fire protection and flow control products, electronic and electrical components and packaging materials since 1988.

Bernard H. Tenenbaum has been a Director of the Company since July 1994. Since 1993, Mr. Tenenbaum has been Vice President, Corporate Development, of Russ Berrie & Company, a New Jersey-based gift company. He is also President and CEO of R.B.T. Company, a division of Russ Berrie & Company. From 1988 to 1992, he was a Founding Director and Professor of Entrepreneurial Studies at the George Rothman Institute of Entrepreneurial Studies, Fairleigh Dickinson University. Mr. Tenenbaum has been a Director of Russ Berrie & Company since 1988.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation for services in all capacities to the Company for the fiscal years ended September
29, 1996, September 24, 1995 and September 25, 1994 of those persons who were at
September 29, 1996 (i) the Chief Executive Officer and (ii) each of the most highly compensated executive officers of the Company, (with the Chief Executive
Officer, collectively, the "Named Officers").

SUMMARY COMPENSATION TABLE
                                      ANNUAL COMPENSATION (1)     ALL OTHER (2)
                                      -----------------------     -------------
NAME AND PRINCIPAL POSITION    YEAR   SALARY ($)    BONUS ($)   COMPENSATION ($)
---------------------------    ----   ----------    ---------   ----------------
Michael Foster                 1996    280,317       213,000         18,050
Chairman and CEO
                               1995    260,000            --         17,800

                               1994    209,971        52,000         16,000

Dennis M. Deegan               1996    153,257        84,000         14,230
President and COO
                               1995    130,000            --          5,400

                               1994    109,743        26,000          4,300

Dr. John K. Allen              1996    123,380        20,000         10,025
Group Vice President,
Power Solutions                1995     72,150            --          5,850

                               1994         --            --             --

Timothy G. Jones               1996    124,738        20,000          8,913
Group Vice President,
Information Solutions          1995         --            --             --

                               1994         --            --             --

(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which was less than the lesser of $50,000 or 10% of the total of annual salary and bonus reported.

(2) Includes term life insurance premiums paid by the Company and the Company's contribution match to its 401(k) Plan.

                                       5

OPTION GRANTS IN LAST FISCAL YEAR  (INDIVIDUAL GRANTS)

The following table contains information concerning the grant of stock options under the Company's
1995 Stock Option Plan to the Named Officers during the Company's last fiscal year.
                                    NUMBER OF          % OF TOTAL
                                   SECURITIES       OPTIONS GRANTED
                                   UNDERLYING         TO EMPLOYEES        EXERCISE       EXPIRATION
      NAME                       OPTIONS GRANTED     IN FISCAL 1996       PRICE ($)         DATE
      ----                       ---------------     --------------       ---------         ----
      Michael Foster                43,230 (1)           22.8%              6.00          12/11/05
      Chairman, CEO

      Dennis M. Deegan                  --                 --                 --              --
      President, COO

      John K. Allen                     --                 --                 --              --
      Group Vice President
      Power Solutions

      Timothy G. Jones               5,000 (2)            2.6%              3.00          10/09/05
      Group Vice President
      Information Solutions

(1)       Options granted under the WPI Group, Inc. 1995 Stock Option Plan at an exercise price equal to 177.8% of the fair market value of the Company's Common Stock on the date of grant. The option vests in 1/3 increments on 10/1/96, 10/1/97 and 10/1/98.

(2)       Options granted under the WPI Group, Inc. 1995 Stock Option Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The option vests in 1/2 increments on 9/1/96 and 9/1/97.

OPTION EXERCISES AND FISCAL YEAR END VALUES

The following table contains information with respect to aggregate stock options exercised by the Named Officers during fiscal 1996 as well as unexercised options to purchase the Company's Common Stock granted through September 29, 1996 under the Company's 1995 Stock Option Plan to the Named Officers and held by them at that date.

                    AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE
                    -------------------------------------------------------------------------------------
                                                             NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED IN-THE-MONEY
                                                         OPTIONS AT SEPTEMBER 29, 1996      AT SEPTEMBER 29, 1996 ($)(1)
                                                         -----------------------------    ---------------------------------
                                                                 COMMON STOCK                         COMMON STOCK
                       SHARES ACQUIRED       VALUE               ------------                         ------------
NAME                   ON EXERCISE (#)   REALIZED ($)   EXERCISABLE      UNEXERCISABLE        EXERCISABLE   UNEXERCISABLE
----                   ---------------   ------------   ------------     -------------        -----------   -------------
Michael Foster                 --              --          13,350           69,930              16,688         87,412

Dennis M. Deegan           15,000          58,950          45,000           20,000             195,875         81,750

John K. Allen                  --              --           5,000            6,000              21,875         26,250

Timothy G. Jones               --              --           2,500            2,500              10,625         10,625


(1)  Based on the difference between the exercise price of each grant and the closing price of the Company's Common Stock as quoted on the NASDAQ/NMS on September 29, 1996, which was $7.25.

All options granted in 1996 were granted under the 1995 Stock Option Plan (the "Plan"). The 1995 Stock Option Plan is administered by the Stock Option/Compensation Committee, which consists of not less than three directors, each of whom is a disinterested person under the provisions of Rule 16b-3 of the Securities Act of 1934. The Committee determines the key employees to whom, and the time or times at which, options will be granted, the number of shares subject to each option and the terms upon which each option may be granted.

CHANGE IN CONTROL PLAN

The Board of Directors has adopted a Change in Control Plan covering certain officers and key employees ("Covered Individuals"). The provisions of the Plan only become effective upon the occurrence of an event constituting a change in control of the Company. Under the Plan, a Change in Control shall be deemed to have occurred if any Change in Control of a nature required to be reported in response to Item 1(a) of Form 8-K occurs. A Change in Control shall not be deemed to have occurred if such Change in Control results from a distressed sale of the Company due to the Company's material default with respect to any applicable debt covenants with its lender.

In relevant part, the Plan provides that if, within one (1) year after a Change of Control of the Company, a Covered Individual is discharged without Cause (as defined in the Plan) or has resigned for reasons relating to a diminution of responsibilities, compensation or benefits or relocation of place of employment, the Company shall pay to such individual a lump sum severance benefit. Currently, Covered Individuals would receive between six and eighteen months of base salary, plus bonus, depending upon the Covered Individual's years of service and status with the Company. At the discretion of the Board of Directors, the vesting of options may be accelerated in the event of a Change in Control. A Covered Individual may resign at any time within one year of a change in control and receive the base salary component only of the lump sum benefit. There are currently seven Covered Individuals under the Plan.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that each director and certain officers of the Company file reports of initial beneficial ownership and changes in beneficial ownership of the Company's Common Stock with the Securities and Exchange Commission. To the Company's knowledge, during 1996 all directors and officers filed such required notices except that the reports listed below were filed after the due date: Dr. Allen - one report; Mr. Deegan - five reports relating to the grant of incentive stock options and the purchase of shares; Mr. Foster - three reports relating to gifts of shares and the grant of incentive stock options; Mr. Danforth - one report relating to a gift of shares; Mr. Jones - one report; Ms. Hebert - one report. The Company has redoubled its efforts to prevent future late filings by putting its existing
Section 16 compliance assistance program under the direction of its General Counsel.


                         INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending September 28, 1997. Arthur Andersen LLP acted as the Company's independent public accountants for the fiscal year ended September 29, 1996. Representatives of Arthur Andersen LLP will attend the Annual Meeting, will have an opportunity to make a statement if desiring to do so and will be available to answer any pertinent questions.

                      DEADLINE FOR SHAREHOLDERS' PROPOSALS

The Company must receive any proposal which a shareholder wishes to submit to the 1998 Annual Meeting of shareholders before August 15, 1997 if the proposal is to be considered by the Board of Directors for inclusion in the proxy materials for that meeting.

                                 OTHER MATTERS

Management knows of no matters to be presented at the meeting other than those set forth in the accompanying proxy. However, if other matters are properly presented for action, it is the intention of the persons named in the proxy to vote upon such matters in accordance with their best judgment.

                           AVAILABILITY OF FORM 10-KSB

A copy of the Company's Annual Report for the last fiscal year filed on Form 10-KSB with the Securities and Exchange Commission will be furnished to stockholders without charge upon written request to Michele M. Normandin, Investor Relations, WPI Group, Inc., 1155 Elm Street, Manchester, New Hampshire 03101.


                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              Michael B. Tule, Secretary

                                 WPI GROUP, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                FEBRUARY 12, 1997

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

     The undersigned hereby appoints Michael Foster and Dennis M. Deegan, and each of them, with power of substitution, as proxies, to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of the Company to be held on February 12, 1997, and at any adjournment thereof. The matters listed on the back of this card are described in the proxy statement.

     The proxies will vote: (1) as you specify on the reverse side, (2) as the Board of Directors recommends if you do not specify a choice on the matters listed on the reverse side, and (3) according to their best judgment upon any other business which may properly come before the meeting or any adjournment thereof.

     PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Please sign your name exactly as it appears on this proxy. When signing as attorney, executor, administrator, trustee, guardian, or officer of a corporation, state capacity in which you are signing.)


HAS YOUR ADDRESS CHANGED?                              DO YOU HAVE ANY COMMENTS?

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  [X]  PLEASE MARK VOTES
       AS IN THIS EXAMPLE

1. Election of Directors.                           FOR      ALL EXCEPT
   NOMINEES:
   Michael Foster, Dennis M. Deegan,
   Peter D. Danforth, Paul G. Giovacchini,          [ ]         [ ]
   Irving Gutin, Robert C. McCray and
   Bernard H. Tenenbaum.
                                                 -----------------------------



                                                    FOR       WITHHOLD

2. In their discretion, the proxies
   are authorized to vote upon any                  [ ]          [ ]
   other business which may properly
   come before the meeting.



INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "For All Except" box and strike a line through that nominee's name from the list above.

   RECORD DATE SHARES:
                      ----------------------------------------------------------




Please be sure to sign and date this Proxy.


Mark box at right if comments
or address change have been                                           [ ]
noted on the reverse side of
card.

Shareholder sign here                               Date

--------------------------------------------------------------------------------


Co-owner sign here                                  Date


--------------------------------------------------------------------------------

                                   DETACH CARD